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EXXON MOBIL CORPORATION

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Exxonmobil 2019 EXECUTIVE COMPENSATION OVERVIEW

LETTER TO **SHAREHOLDERS**

Fellow Shareholders,

Before you cast your vote on *Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation*, the members of the Board's independent Compensation Committee encourage you to review the content of this *Executive Compensation Overview*, as well as the additional detail provided in the *Compensation Discussion and Analysis*, compensation tables, and narrative in *ExxonMobil's 2019 Proxy Statement*.

The Compensation Committee reviews the effectiveness and competitiveness of the executive compensation program on an annual basis. ExxonMobil's business involves large investments over long periods of time that require executives to maintain a long-term view when making business decisions. The Company's executive compensation program is designed to reflect this.

The Compensation Committee continues to support the design of the executive compensation program. It allows the Committee to leverage the experience and judgment of its members, across a mix of critical performance factors, to grant pay to executives that is both performance-based and aligned with the returns of our long-term shareholders.

We encourage you to vote "FOR" Item 3.

Samuel J. Palmisano
Chair, ExxonMobil Compensation Committee

STRONG GOVERNANCE PRACTICES

WHAT WE DO

- Executive stock ownership policy
- Significant CEO pay at risk
- Strong forfeiture provisions
- Anti-hedging policy
- Bonus clawback policy
- Annual assessment of compensation design
- Independent compensation consultant

WHAT WE DON'T DO

- No employment contracts
- No severance agreements
- No change-in-control arrangements
- No guaranteed bonuses
- No additional stock grants to balance losses in value
- No accelerated vesting at retirement

2018 CEO STOCK OWNERSHIP

It is ExxonMobil's policy that executives maintain significant stock ownership. Restriction periods on performance shares that are three times longer than those at compensation benchmark companies result in stock ownership levels that far exceed standard ownership guidelines.

Standard Guideline
6x
Base Salary

vs.

ExxonMobil CEO
32x
Base Salary

90 PERCENT OF CEO STOCK OWNERSHIP CONSISTS OF UNVESTED SHARES

1 EXECUTIVE SUMMARY – WHY VOTE “FOR” SAY-ON-PAY? EXECUTIVE PAY IS ALIGNED WITH COMPANY PERFORMANCE Significant progress toward strategic goals led to an increase in number of performance shares granted to CEO, balanced against relative TSR performance that did not lead the average of industry peers Maintained industry-leading performance across all other pre-established metrics 2018 bonus program increased as a result of higher 2018 earnings Pay for CEO position is at 44th percentile of CEO compensation benchmarks(1) PROGRAM TIES EXECUTIVE PAY TO SHAREHOLDER RETURNS Over 60 percent of CEO pay is in performance shares, with longest restriction periods in any industry Long-term incentive program results in executives holding much higher percentage of performance shares through full business and commodity price cycles Compensation program design makes long-term investors of our executives Executives incentivized to maximize long-term shareholder returns and value while effectively managing risks, including environmental risks ENHANCED DISCLOSURE IN RESPONSE TO SHAREHOLDER FEEDBACK Provided further clarification on the process and considerations used by the Compensation Committee to determine CEO pay Illustrated how performance share program aligns with business model Strengthened disclosure of Company performance metrics that determine share grants Clarified operation of delayed portion of annual bonus HIGHLIGHT: SHAREHOLDER ENGAGEMENT Continued broad engagement on compensation strategy with shareholders and proxy advisors in 2018 • Shareholder engagements with holders of close to half of outstanding institutionally held shares • Independent director engagement with shareholders on compensation design • Shareholder webinar to gather input from all shareholders

EX XONMOBI L 2019 E XECU T IVE COMPENSAT ION OVERVI EW 2 BUSINESS OVERVIEW To fully understand the rationale for the design of ExxonMobil’s executive compensation program, it is important to understand the industry in which we operate. The decisions and risks that our executives face play out over time horizons that are often decades in length. Therefore, the intent of the compensation program is to incentivize long-term decision making and align executives’ pay with the results of their decisions and the returns of our long-term shareholders. The Company’s strategies provide the framework for the organization to deliver on its commitments, create shareholder value throughout the commodity price cycle, and address the dual challenge of meeting the growing demand for energy while reducing environmental impacts. For more information, see the Summary Annual Report.(2) COMPENSATION PROGRAM DESIGN ELEMENT FEATURES Performance Shares • Targeting over 50 percent of total reported pay • Performance metrics applied at grant, coupled with long restriction periods • Aligns level of executive compensation with returns of long-term shareholders • Encourages long-term view through commodity price cycle • Places significant portion of executive pay at risk of forfeiture Annual Bonus • Targeting 10 to 20 percent of total reported pay • Links compensation to annual business performance • Actual award determined by individual performance and pay grade • 50 percent of award paid in cash at grant; 50 percent subject to delayed vesting feature that is based on future earnings performance • Delayed feature provides medium-term performance metric and puts 50 percent of bonus at risk of forfeiture Base Salary • Targeting 10 percent or less of total reported pay • Provides a base level of competitive income, determined by performance, experience, and pay grade • Ties directly to long-term benefits PERFORMANCE SHARE PROGRAM DESIGN PRINCIPLES HIGHEST STANDARDS OF PERFORMANCE Industry-leading performance across all pre-established metrics required to achieve a maximum award level SHAREHOLDER ALIGNMENT Majority of CEO pay delivered in performance shares, aligning pay level with returns of long-term shareholders BUSINESS MODEL ALIGNMENT Investment lead times in oil and gas industry are often 10 years and longer PROMOTE LONG-TERM DECISION MAKING Restriction periods and risk of forfeiture encourage executives to focus on risk management and long-term shareholder value ENHANCE ABILITY TO RETAIN KEY TALENT Significant portion of executive pay vests only after retirement LONGEST RESTRICTION PERIODS IN ANY INDUSTRY Applying performance metrics at grant enables restriction periods of 10 years and longer

KEY DESIGN FEATURES

WHY APPLY PERFORMANCE METRICS AT GRANT?

- ExxonMobil's Compensation Committee considers performance against key metrics in its decision-making process on CEO compensation
- Industry-leading performance in all pre-established metrics is required for ExxonMobil executives to achieve a maximum performance share award level
- Applying performance metrics at grant, versus at vest, enables restriction periods on performance shares of 5 years, 10 years, and longer, keeping executives focused on the long-term performance of the Company
- Long restriction periods also ensure that a significant portion of pay reflects the outcome of long-term business decisions and the experience of long-term shareholders

WHY NOT TARGET SETTING?

- The Committee considered an alternate program based on a target-setting method that would have determined the number of shares at vest
- This alternate method requires use of a shorter time horizon to set meaningful, credible targets. This method would encourage short-term thinking, misaligned with long investment lead times and the capital-intensive nature of the business

LONGER RESTRICTION PERIODS ALIGN WITH OIL AND GAS PROJECT CASH FLOW[3]


YEARS
3
5
10
Profitability
ExxonMobil Program Restriction Period
PERFORMANCE SHARE GRANT
Alternate Program Restriction Period
PROJECT TIMELINE
Investment

LONG RESTRICTION PERIODS AND THE COMMODITY PRICE CYCLE

- ExxonMobil's longer restriction periods ensure that executives are required to hold shares through the commodity price cycle
- An alternate, formula-based program with short-term target setting and three-year vesting would enable executives to monetize performance shares at a much faster pace
- In this example, shares are granted to an executive each year over the 10-year period from 2008 to 2017
  - In 2013, on the eve of a greater-than-50-percent decline in crude price, only 8 percent of awards granted in the ExxonMobil program had vested
  - In the alternate program with three-year vesting, 58 percent of awards granted would have vested – 7 times more than the ExxonMobil program
- Through long restriction periods, ExxonMobil executives are incentivized to take a long-term view in decision making

VESTED SHARES AVAILABLE TO SELL IMMEDIATELY PRIOR TO 2013 CRUDE OIL PRICE COLLAPSE[4]


58%
7x more
8%
ExxonMobil
Alternate

3

EXXONMOBIL 2019 EXECUTIVE COMPENSATION OVERVIEW DETERMINING THE NUMBER OF PERFORMANCE SHARES GRANTED TO CEO IN 2018 When deciding on the annual share grant for the CEO, the Compensation Committee relies on: Company performance results relative to industry peers based on pre-established performance metrics; the Company’s progress toward its strategic objectives; and the results of annual compensation benchmarking, including the impact of experience in the position . PROCESS INPUTS TO COMPENSATION COMMITTEE Financial and Operating Performance Progress Toward Strategic Objectives Annual Compensation Benchmarking âž¤ COMPENSATION COMMITTEE DELIBERATIONS COMPENSATION COMMITTEEDECISION ON CEO COMPENSATION âž¤ CONSIDERATIONS (see pages 5 to 7 for additional detail) FINANCIAL AND OPERATING PERFORMANCE Leading• Safety and Operations Integrity• Return on Average Capital Employed• Cash Flow from Operations and Asset Sales Not Leading• Total Shareholder Return PROGRESS TOWARD STRATEGIC OBJECTIVES Strengthened Company growth strategy Significant 2018 accomplishments in advancing strategic objectives ANNUAL COMPENSATION BENCHMARKING 10-year combined realized and unrealized pay for the CEO position is at the 44th percentile of compensation benchmark company CEOs 2018 DECISION 150,000Performance Shares granted to CEO Compensation Committee increased number of shares versus 2017 due to significant progress toward strategic objectives, continued industry leadership in 3 of 4 financial and operating performance metrics, and results of annual benchmarking given experience in position COMPENSATION COMMITTEE DOES NOT ADJUST SHARE GRANTS IN RESPONSE TO CHANGES IN SHARE PRICE 4

PROGRESS TOWARD STRATEGIC OBJECTIVES: 2018 KEY HIGHLIGHTS(2) COMPENSATION COMMITTEE NOTED SIGNIFICANT PROGRESSIN 2018 IN ADVANCING STRATEGIC OBJECTIVES STRENGTHENING THE UPSTREAM PORTFOLIO Led by recent successful exploration and acquisitions in Guyana, Brazil, and Mozambique, executing the strongest set of investment opportunities since the Exxon and Mobil merger 19 captures totaling over 17 million gross acres, including new country entries in Pakistan, Namibia, and Suriname Accelerated pace of development in the Permian, capturing benefits across the full value chain from integration with world-class U.S. Gulf Coast manufacturing UPGRADING DOWNSTREAM PRODUCTION Continued implementation of shift to high-value products (diesel, jet, and lubes) with upgrades at Antwerp, Rotterdam, and Beaumont facilities Progressed growth investments at Fawley, Singapore, and Beaumont facilities LEADING IN CHEMICAL GROWTH Continued growth with start-up of the Singapore butyl and adhesion units and the Baytown ethane cracker Construction continues on additional growth projects on the U.S. Gulf Coast Memorandum of Understanding signed for flexible-feed liquids cracker to be constructed in Guangdong Province, China REDUCING ENVIRONMENTAL IMPACTS Progressed low-emissions technologies, including advanced biofuels, carbon capture and storage, and higher-efficiency processing Increased support for sound policies aimed at mitigating the risks of climate change: joined the Oil & Gas Climate Initiative; continued participation in the Climate Leadership Council; and provided financial support to Americans for Carbon Dividends, a 501(c)(4) Progressed program to reduce methane emissions INVESTING WITH DISCIPLINE Financial strength maximized ability to continue growing significant portfolio of advantaged and high-return projects Continued strong leadership regarding returns on capital employed Increased dividend payments for 36th consecutive year 5

EXXONMOBIL 2019 EXECUTIVE COMPENSATION OVERVIEW FINANCIAL AND OPERATING PERFORMANCE(incidents per 200,000 work hours)ExxonMobil Workforce(5)U.S. Petroleum Industry Benchmark(6)0.140.120.100.080.060.040.020Lost-Time Injuries and Illnesses Rate:101120091213201817141615SAFETY AND OPERATIONS INTEGRITY COMPENSATION COMMITTEE UTILIZES PERFORMANCE METRICS THAT ENCOURAGE DECISION MAKING THAT PROMOTES LONG-TERM SHAREHOLDER VALUE CREATION In order for executives to maximize performance share award levels, industry-leading performance relative to industry peers is required across all pre-established metrics. This creates a very high, ongoing standard of performance for our executives. Financial and operating performance is assessed relative to industry peers, which operate similar integrated businesses that share commodity price cycles and with whom we compete for resources and opportunities. These companies, within the oil and gas industry, are also similar to ExxonMobil in scale and complexity, and therefore are better comparators when assessing relative performance. Continued industry leadership in 3 of 4 financial and operating performance metrics. Lagging TSR performance continued in 2018. Compensation levels reflect these results. • Leading: Continue industry leadership in safety performance • Safety performance is an indicator for business performance and underscores safety as a core value • Compensation Committee considers operations integrity, including environmental performance1612840(percent)201810-Year Average RETURN ON AVERAGE CAPITAL EMPLOYED (ROCE)(7)ExxonMobil15.1Chevron10.8Shell8.0Total7.9BP5.5200910111213141520181716302520151050(percent)Spread of Industry Peers(8)ExxonMobil ROCE 10-YEAR ROLLING AVERAGE(7) • Leading: 10-year ROCE performance very strong in relation to competitors • Shareholder value created through efficient use of capital 6

CASH FLOW FROM OPERATIONS AND ASSET SALES[7]


10-Year Average
2018
(dollars in billions)
60
50
40
30
20
10
0
44.1
31.4
41.2
28.6
28.2
ExxonMobil
Chevron
Shell
Total
BP

- **Leading:** Long-term cash flow from operations and asset sales outpacing competitors
- Superior cash flow provides capacity for investments and growing shareholder distributions

TOTAL SHAREHOLDER RETURN (TSR)[9]


10-Year
2018
(percent)
10
5
0
−5
−10
−15
1.5
6.1
7.8
7.3
4.9
3.3
ExxonMobil
Average of Industry Peers
Chevron
Shell
Total
BP

- **Not leading** average of industry peers in 10-year TSR
- TSR metric demonstrates the return that an investor realizes over a given investment holding period, including share price changes and dividends

ANNUAL BENCHMARKING / SCALE AND COMPLEXITY

COMPENSATION COMMITTEE CONDUCTS ANNUAL BENCHMARKING TO ASSESS MARKET COMPETITIVENESS OF EXECUTIVE COMPENSATION AND PROGRAM DESIGN FEATURES

- Compensation Committee considers scale and complexity as relevant factors in assessing the appropriateness of pay levels
- All three of ExxonMobil's major business segments, on a stand-alone basis, rank among other large companies based on revenue
- Annual benchmarking performed against peer group consisting of large, U.S.-based companies with international operations. Ideal comparators for ExxonMobil include companies with large scale and complexity, capital-intensive businesses with long investment horizons, and those that can be consistent participants in compensation surveys

SCALE OF EXXONMOBIL VS. BENCHMARK COMPANIES[10][11]


(2018 Revenue, dollars in billions)
300
250
200
150
100
50
0
ExxonMobil
ExxonMobil Downstream
AT&T
Ford
Chevron
General Motors
Verizon
General Electric
Boeing
Johnson & Johnson
IBM
Procter & Gamble
United Technologies
Pfizer
ExxonMobil Chemical
ExxonMobil Upstream

7

EXXONMOBIL 2019 EXECUTIVE COMPENSATION OVERVIEW BONUS PROGRAM(dollars in millions)(dollars in billions)151320091114121016201817ExxonMobil Earnings(12)Annual Bonus54321050403020100ANNUAL BONUS AWARD TO CEO POSITION AND EXXONMOBIL EARNINGS DESIGN PRINCIPLES • Links compensation to annual earnings performance • Encourages strong earnings performance in the near- and mid-term while maintaining risk of forfeiture KEY FEATURES • Size of bonus program determined by a formula, aligned with change in annual earnings% change in bonus program = (% change in annual earnings) x (2/3) • Individual grant levels determined by the above formula, changes in pay grade, and performance • Bonus delivered using two vehicles: • Delayed EBU vesting feature adds secondary performance metric (EPS) and retains risk of forfeiture on half of bonus 2018 PROGRAM • In 2018, the overall bonus program was increased by 25 percent versus 2017 due to stronger Company earnings performance, but is 36-percent lower than the 2012 program. Mr. Woods’ bonus represented 13 percent of his 2018 reported pay • The bonus program formula has been consistently applied in each of the last 17 years, including years in which earnings declined 50% Cash Paid in year of grant 50% Earnings Bonus Units (EBU)Vesting delayed until cumulative earnings per share (EPS) reaches $6.50 per share + PAY FOR CEO POSITIONCOMBINED REALIZED AND UNREALIZED PAY ExxonMobil Compensation Benchmark Companies(13)44TH PERCENTILE2008 to 201712345678910111213(Rank Position)2018 EXXONMOBIL CEO REPORTED PAY VS. REALIZED PAYREPORTED PAY$18.8millionRESTRICTEDPERFORMANCESHARESREALIZED PAY$6.6millionVESTING OFPREVIOUSAWARDS • Combined realized and unrealized pay for ExxonMobil CEO position for most recent 10-year period is at the 44th percentile of compensation benchmark companies • Over 60 percent of CEO pay delivered in the form of performance shares with restriction periods of 5 years, 10 years, and longer • Realized pay is 35 percent of reported pay, and has averaged 47 percent of reported pay for most recent 10 years 8

FREQUENTLY USED TERMS Please also read the footnotes on the back page for additional definitions of terms we use and other important information. Performance Share Program is the terminology used to describe our equity program to better reflect the strong connection between performance and pay. Compensation Benchmark Companies consist of AT&T, Boeing, Chevron, Ford, General Electric, General Motors, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon. These are the same companies noted in the 2018 Proxy Statement. For consistency, CEO compensation on page 8, in the Combined Realized and Unrealized Pay chart, is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of July 31, 2018. Reported Pay is Total Compensation reported in the Summary Compensation Table. Realized Pay is compensation actually received by the CEO during the year, including salary, current bonus, payouts of previously granted earnings bonus units (EBU), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for compensation benchmark companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans. Unrealized Pay is calculated on a different basis than the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark company’s closing stock price at fiscal year-end 2017 of unvested restricted stock awards; unvested long-term share- and cash-performance awards, valued at target levels; and the “in the money” value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award. Cash Flow from Operations and Asset Sales is the sum of the net cash provided by operating activities and proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments from the Summary Statement of Cash Flows. For additional information, see page 41 of the Summary Annual Report included with the Corporation’s 2019 Proxy Statement. Return on Average Capital Employed (ROCE) for the Corporation is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. For this purpose, capital employed means the Corporation’s net share of property, plant and equipment, and other assets less liabilities, excluding both short-term and long-term debt. For additional information, see pages 40 and 41 of the Summary Annual Report included with the Corporation’s 2019 Proxy Statement. Total Shareholder Return (TSR) measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. TSR is subject to many different variables, including factors beyond the control of management. For additional information, see page 40 of the Summary Annual Report included with the Corporation’s 2019 Proxy Statement. Statements regarding future events or conditions are forward-looking statements. Actual future results, including project plans, schedules, and results, as well as the impact of compensation incentives, could differ materially due to: changes in oil and gas prices and other market factors affecting our industry; the outcome of exploration and development projects; timely completion of production and construction projects; technical or operating conditions; the outcome of commercial negotiations; political and regulatory factors including changes in environmental and tax laws; and other factors described in Item 1A Risk Factors in our most recent Form 10-K. The term “project” can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. 9

FOOTNOTES (1) Pay means the sum of Realized Pay and Unrealized Pay as discussed on page 8 and in the related Frequently Used Terms on page 9. (2) For more information, see the Summary Annual Report included with ExxonMobil’s 2019 Proxy Statement and available on our website at exxonmobil.com/annualreport. (3) Example shows the integration of project net cash flow and performance share program design; illustrates that short-term vesting occurs prior to determination of project financial success or failure and that longer-term vesting better aligns with shareholder returns resulting from investment decisions. The project timeline is a hypothetical case that is representative of a typical major ExxonMobil project investment. (4) For both the ExxonMobil and Alternate programs, 100 shares are granted each year from 2008 to 2017. For ExxonMobil performance share program, 50 percent of an annual grant of performance shares vests in 5 years and the other 50 percent vests in 10 years or retirement, whichever is later. For the hypothetical alternate formula-based program, shares vest after 3 years based on TSR performance. Values shown represent percent of target shares that would pay out based on ExxonMobil’s actual relative three-year TSR rank versus our industry peers (see footnote 8). Payout schedule as follows: 200% of target if ranked 1; 150% of target if ranked 2; 100% of target if ranked 3; 50% of target if ranked 4; and, 0% of target if ranked 5. (5) Employees and contractors, includes XTO Energy Inc. data beginning in 2011. (6) Workforce safety data from participating American Petroleum Institute (API) companies; 2018 industry data not available at time of publication. (7) Competitor data estimated on a consistent basis with ExxonMobil and based on public information. ROCE data for Total available from 1999. For definitions and more information, see Frequently Used Terms on page 9. (8) Industry peers include Chevron, Royal Dutch Shell, Total, and BP. (9) Growth rate of an investor’s holdings with reinvestment of dividends. Chevron, Royal Dutch Shell, Total, and BP weighted by market capitalization to calculate average of industry peers. (10) Benchmark companies are the same companies noted in the 2018 Proxy Statement. See Frequently Used Terms on page 9 for a full list of benchmark companies. (11) Benchmark company data is based on public information. Data represents the fiscal year ending in 2018. Excludes sales-based taxes and intersegment revenues. (12) Bonus program is based on estimates of year-end earnings made in November of each year, such that payment can occur in that calendar year. The purpose of the two-thirds adjustment in the formula is to mitigate the impact of commodity price swings on short-term earnings performance. (13) 2018 benchmark company data not available at time of publication. Exxon Mobil Corporation Corporate headquarters 5959 Las Colinas Blvd. Irving, Texas 75039-2298 exxonmobil.com Printed in U.S.A. 002CSN9B56 Exxon Mobil